UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2007

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard, 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On March 27, 2007, Grant Thornton LLP ("Grant Thornton") advised Fremont General Corporation (the "Company") that Grant Thornton is resigning from its position as the Company’s independent registered public accounting firm.

On August 8, 2006, the Company’s Audit Committee engaged Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006. Grant Thornton had not previously audited the financial statements of the Company or any of its subsidiaries for any prior period. Since Grant Thornton’s engagement, (i) there has not been any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton and (ii) no "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K) has occurred.

Grant Thornton has taken the position that, in light of the Company's current operating environment and the industry in which it operates, that they needed to expand significantly the scope of their audit. Grant Thornton had asked for additional information in connection with its audit beginning in the latter part of February and stated at that time that it needed to perform additional procedures and testing in connection with completing its audit. At no time did the Company either fail to provide to Grant Thornton any requested information on a timely basis or communicate to Grant Thornton that it was opposed to any additional procedures or testing or that it was opposed to such an expanded audit scope. The Company repeatedly has requested that Grant Thornton complete its audit and did not at any time seek to place any limitations on Grant Thornton in connection with the audit.

The Company provided Grant Thornton with a copy of the above disclosures and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with such statements made by the Company. A copy of that letter, dated April 2, 2007, is attached as Exhibit 16.1 hereto.

The Company’s Audit Committee has commenced the process of selecting an accounting firm to replace Grant Thornton as the Company’s independent registered public accounting firm. There can be no assurance that the Company will be able to retain a new independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from Grant Thornton LLP to the Securities and Exchange Commission

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Forward-Looking Statements

This report may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company’s projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
• the impact of the Company’s withdrawal from the sub-prime residential real estate loan origination business;
• changes in the interest rate and competitive environments;
• changes in general and specific economic conditions and trends;
• changes in asset and loan valuations and the costs of originating loans;
• changes in the volumes of loans originated, loans sold, the pricing of existing and future loans, and the values realized upon the sale of such loans;
• access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets;
• the impact of home price valuations and other changes in the commercial and residential real estate markets;
• the effect of litigation, state and federal legislation and regulations, and development of, and the variability in determining, the allowance for loan losses;
• the impact of the Cease and Desist Order issued by the Federal Deposit Insurance Corporation on the Company’s ability to conduct its business;
• the impact of changes in federal and state tax laws and interpretations, including tax rate changes;
• the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and
• other events and factors beyond our control.

For a more detailed discussion of risks and uncertainties, see the Company’s other public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

April 2, 2007	By:	/s/ Louis J. Rampino

Name: Louis J. Rampino
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission